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Exhibit 1.1

Ready Mix, Inc.

1,000,000 Shares

Common Stock
(No Par Value)

UNDERWRITING AGREEMENT

                        , 2005

UNDERWRITING AGREEMENT

February    , 2005

HD Brous & Co., Inc.

  As Representative
  of the Several Underwriters

c/o HD Brous & Co., Inc.
40 Cuttermill Road, Suite 500
Great Neck, New York 11021

Ladies and Gentlemen:

        Ready Mix, Inc., a Nevada corporation (the "Company"), proposes to issue and sell to the underwriters named in Exhibit A annexed hereto (the "Underwriters"), for whom you are acting as representative, an aggregate of 1,000,000 shares (the "Firm Shares") of Common Stock, no par value (the "Common Stock"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 150,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below. Meadow Valley Corporation (the "Parent") currently owns 100% of the outstanding capital stock of the Company and is a party to this Underwriting Agreement for purposes of the Representations and Warranties contained in Section 3 below, the Covenants contained in Section 4 and the Indemnity and Contribution contained in Section 9.

        The Company has filed, in accordance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-                        ) including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and the documents incorporated by reference therein (each thereof, including the documents incorporated therein by reference, being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement," and the prospectus in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus." Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any amended or supplement to the Prospectus after the effective date of the Registration Statement or the Prospectus, as the case may be. As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

        The Company and the Underwriters agree as follows:

        1.    Sale and Purchase.    Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the

Company the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Exhibit A attached hereto, subject to adjustment in accordance with Section 9 hereof, bears to the total number of Firm Shares, in each case at a purchase price of $10.80 per share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares in the United States as soon after the effective date of the Registration Statement as in your judgment is advisable, and (ii) initially to offer the Firm Shares at a public offering price of $12.00 per share upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

        In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by HD Brous & Co., Inc. ("Brous") on behalf of the several Underwriters at any time and from time to time on or before the 45th day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the 10th business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Exhibit A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 9 hereof.

        2.    Payment and Delivery.    Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on                        , 2005 (unless another date, time or place shall be agreed to in writing by you and the Company or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

        Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

        3.    Representations and Warranties of the Company.    The Company and Meadow Valley each represent and warrant to and agree with each of the Underwriters that:

          (a)   The Registration Statement has been declared effective by the Commission under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies as of the time of execution of this Agreement and will comply at the time of purchase and any additional time of purchase in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-1 have been satisfied; the Registration Statement did not when it became effective, does not as of the time of execution of this Agreement and will not at the time of purchase and any additional time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus, in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Preliminary Prospectus, the Registration Statement, and the Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus and the Prospectus;

          (b)   as of the date of this Agreement, and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of each of the Registration Statement and the Prospectus entitled "Capitalization"; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

          (c)   the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in each of the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

          (d)   the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company or on the ability of the Company to consummate the transactions contemplated by this Agreement (a "Material Adverse Effect");

          (e)   the Company has no subsidiaries (as defined in the Securities Exchange Act of 1934 (the "Exchange Act")); the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, limited liability company, association or other entity; complete and correct copies of the certificates and articles of incorporation and the by-laws and similar organizational documents of the Company and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase;

          (f)    the Shares and the shares of Common Stock issuable upon exercise of the Underwriters Warrant (as described in Section 4(c) below) have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

          (g)   the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in each of the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

          (h)   this Agreement has been duly authorized, executed and delivered by the Company;

          (i)    neither the Company nor the Parent is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its articles of incorporation or by-laws or similar organizational documents or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of its properties may be bound or affected, except in the case of clause (B) for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the (X) articles of incorporation or by-laws or similar organizational documents of the Company, or (Y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or the Parent is a party or by which their properties may be bound or affected, or (Z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or the Parent, except in the case of clause (Y) for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

          (j)    no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") and the American Stock Exchange;

          (k)   except as set forth in each of the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as described in each of the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

          (l)    the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the absence of such license, authorization, consent, approval or filing would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

          (m)  all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in each of the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

          (n)   except as described in each of the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company's or the Parent's knowledge, contemplated to which the Company or the Parent or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

          (o)   each of Semple and Cooper, LLP and BDO Seidman, LLP, whose reports on the consolidated financial statements of the Company are filed with the Commission as part of each of the Registration Statement and the Prospectus, are registered independent public accountants as required by the Act and the Rules of the Public Company Accounting Oversight Board;

          (p)   the audited financial statements of the Company included in each of the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data set forth in each of the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in each of the Registration Statement and the Prospectus;

          (q)   the accounts receivable of the Company for the year ended December 31, 2004 are not subject to any defense, deduction, reduction, counterclaim or setoff. There are no agreements or other understandings, whether oral or in writing, with respect to the write-down, write-off or deferral of any accounts receivable;

          (r)   subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, prospects, financial condition or results of operations of the Company or the Parent, (ii) any transaction which is material to the Company or the Parent, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Parent which is material to the Company or the Parent, (iv) any change in the capital stock or outstanding indebtedness of the Company, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

          (s)   the Company has obtained for the benefit of the Underwriters the agreement of the Parent (the "Lock-Up Agreement"), in the form set forth as Exhibit A hereto;

          (t)    the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940 (the "Investment Company Act");

          (u)   the Company has good and marketable title to all property (real and personal) described in each of the Registration Statement and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except as are described in each of the Registration Statement and the Prospectus or except as would not, individually or in the aggregate, have a Material Adverse Effect; all the property described in each of the Registration Statement and the Prospectus as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases;

          (v)   the fixed assets, real property and vehicles of the Company are free from defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), have been properly and regularly maintained and are suitable for the purposes for which they are presently used;

          (w)  the Company is not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company's knowledge, threatened against the Company before the National Labor Relations Board or any similar body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company, (C) no union representing any employees of the Company, and (D) no union representation dispute currently existing concerning the employees of the Company, and (ii) to the Parent or the Company's knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company, (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the

  Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, or any similar law, concerning the employees of the Company, and (C) No Person has alleged that either the Parent or the Company has committed any act involving (i) sexual misconduct or harassment in violation of Title VII of the Civil Rights Act of 1964, or Nevada law however such conduct is characterized under Nevada law, or (ii) discrimination in violation of the United States and/or Nevada Constitution, or other applicable Laws relating thereto;

          (x)   the Company and its properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Parent's or the Company's knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company under, or to interfere with or prevent compliance by the Company with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company (i) is not the subject of any inquiry or investigation, (ii) has not received any notice or claim, (iii) is not a party to or affected by any pending or threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order or (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). As used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Federal Mine Safety & Health Act of 1977, and those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law;

          (y)   in the ordinary course of its business, the Company conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

          (z)   the Parent and the Company have complied and all of the real property held by either of them complies with the Americans With Disabilities Act of 1990, and no action, suit, proceeding, hearing, investigation, inquiry, charge, complaint, demand, or notice has been filed or commenced or threatened against the Parent or the Company alleging any failure to so comply. Neither the Parent nor the Company has constructed or made any alterations to any real property held by them that is not in compliance with the Americans With Disabilities Act of 1990;

          (aa) all tax returns required to be filed by the Company and the Parent have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

          (bb) Schedule 3(aa) sets forth a complete list of insurance maintained by each of the Company and the Parent covering the properties, operations, personnel and businesses of the Company and the Parent which the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company, the Parent and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

          (cc) neither the Company nor the Parent has sustained since the date of the last audited financial statements included in each of the Registration Statement and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

          (dd) Schedule 3(cc) sets forth a list of all material contracts of the Company. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements listed in Schedule 3(cc) , and no such termination or non-renewal has been threatened by the Company or, to the Parent's or the Company's knowledge, any other party to any such contract or agreement;

          (ee) the Company and the Parent maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (ff)  the Company has established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to its Chief Executive Officer and Chief Financial Officer by others, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the [Audit Committee of the] Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

          (gg) neither the Company nor the Parent has extended credit in the form of a personal loan or otherwise, directly or indirectly, to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company since July 30, 2002; and no such extensions of credit, if any, made prior to July 30, 2002 are currently outstanding;

          (hh) any statistical and market-related data included in each of the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

          (ii)   neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

          (jj)   except as disclosed in the Prospectus, neither the Parent nor the Company is a guarantor or is otherwise liable for any liability or obligation (including indebtedness) to any other person or entity;

          (kk) neither the Company nor the Parent nor any of their directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (ll)   to the Company's and the Parent's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's or the Parent's officers, directors or 5% or greater securityholders, except as set forth in each of the Registration Statement and the Prospectus;

          (mm) no securities commission, stock exchange or similar regulatory authority in the United States has issued any order preventing or suspending trading of any securities of the Company or the Parent and no such proceeding is, to the knowledge of the Company or the Parent, pending, contemplated or threatened;

          (nn) Neither the Company nor the Parent nor any director, officer, agent, employee, or other person associated with or acting on behalf of the Company or the Parent has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any other provision of the Foreign Corrupt Practices Act; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. Neither the Company nor the Parent has accepted any material advertising allowances or marketing allowances from suppliers to the Company or the Parent and, to the extent any advertising allowance has been accepted, the Company and the Parent have each provided proper documentation to the supplier with respect to advertising as to which the advertising allowance has been granted;

          (oo) Neither the Company nor the Parent nor any of their respective officers, directors, or affiliates, has taken or will take, directly or indirectly, prior to the termination of the distribution of securities contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares; and

          (pp) After giving effect to the sale of the Shares, the Parent will not be insolvent under the United States bankruptcy or any applicable state insolvency laws; and

          (qq) The representations and warranties contained in this Section 3 do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

        In addition, any certificate signed by any officer of the Company or the Parent and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or the Parent, as the case may be, as to matters covered thereby, to each Underwriter.

        4.    Certain Covenants.

          (a)   The Company hereby agrees:

              (i)  to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

             (ii)  to make available to the Underwriters in Great Neck, New York, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

            (iii)  if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

            (iv)  to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

             (v)  to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act;

            (vi)  if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

           (vii)  to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

          (viii)  to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such 12-month period but not later than May 15, 2006;

            (ix)  to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders' equity and cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants who are registered with the Public Company Accounting Oversight Board (the "PCAOB");

             (x)  to furnish to you three copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

            (xi)  to furnish to you promptly and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-KSB, 10-Q, 10-QSB and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company;

           (xii)  to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company which have been read by the Company's independent certified public accountants who are also registered with the PCAOB, as stated in their letter to be furnished pursuant to Section 6(b) hereof;

          (xiii)  to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

          (xiv)  not to issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 12 months after the date hereof

    (the "Lock-Up Period"), without the prior written consent of Brous, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus so long as those persons or entities to whom Common Stock is issued have entered into a lock-up agreement for the balance of the Lock-Up Period, and (iii) the issuance of employee or director stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus;

           (xv)  to use its reasonable best efforts to cause the Common Stock to be listed for quotation on the American Stock Exchange;

          (xvi)  to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock and to cause such transfer agent to furnish the Underwriters a duplicate copy of the daily transfer sheets prepared by the transfer agent during the 12-month period commencing on the effective date of the Registration Statement and instruct the transfer agent to timely provide, upon the request of the Underwriters, from time to time, duplicate copies of such transfer sheets and/or a duplicate copy of a list of stockholders, all at the Company's expense, for a period of 4 years after such 12-month period;

         (xvii)  to register and remain covered by Standard & Poor's Corporation Records Guide or another recognized securities manual for a period of three years commencing on the effective date;

        (xviii)  the Company shall at all times prior to the completion of the offering and sale of the Shares allow, or take such actions as are necessary to facilitate, the Underwriters and their representatives to conduct all due diligence on the Company and the Shares which the Underwriters may reasonably require; and

          (xix)  the Company will fulfill, or cause to be fulfilled, all legal requirements to permit the offering, issuance, sale and distribution of the Shares.

          (b)   The Company hereby agrees to pay all costs, expenses, fees and taxes (other than any fees and disbursements of counsel for the Underwriters, except as set forth under Section 5 hereof or (iii) or (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of delivery and shipment), (ii) the registration, issuance, sale and delivery of the Shares by the Company, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, and any closing documents (including any compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of delivery and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state laws as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on the American Stock Exchange and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Shares by the National Association of

Securities Dealers, Inc. (the "NASD"), including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the Underwriters non-accountable expense allowance equal to 3% of the aggregate gross proceeds from the sale of the Shares (of which the Company has previously remitted to Brous the sum of $50,000, which sum has been credited as a partial payment in advance of the non-accountable expense allowance) and (x) the performance of the Company's other obligations hereunder.

          (c)   At the time of purchase, the Company agrees to sell to Brous for a total purchase price of $100.00, an Underwriter's Warrant entitling Brous or its assigns to purchase 100,000 shares of Common Stock at a price equal to $14.40 per share. At the additional time of purchase, if any, the Company agrees to sell to Brous for a total purchase price of $100.00, an additional Underwriter's Warrant entitling Brous or its assigns to purchase shares of Common Stock equal to 10% of any Additional Shares purchased by the Underwriters at a price equal to $14.40 per share. The Underwriter's Warrants shall be exercisable for four years commencing one year from the time of purchase and shall contain cashless exercise provisions and anti-dilution provisions as are acceptable to Brous.

            (i)    If the Company shall at any time during the period in which the Underwriter's Warrant is exercisable register an offering of its securities on Form S-1, S-2, S-3 or the equivalent (including a post-effective amendment to Form S-1, but not a Registration Statement on Forms S-4 or S-8), the holders of the Underwriter's Warrant shall have the option of choosing to have included therein without any cost to themselves, any or all of the shares of Common Stock issuable upon exercise of the Underwriter's Warrant. In connection therewith, the Company shall give such holders at least 30 days written notice prior to the filing of a Registration Statement. Such notice shall be given each time a Registration Statement is contemplated until such time as all of the Underwriter's Warrants have been exercised. The holders of the Underwriter's Warrant shall exercise their warrant by giving written notice within 20 days of the receipt of the aforesaid notice of the Company's intent to file a Registration Statement.

            (ii)   In addition, holders of a majority of the Underwriter's Warrant shall also have a one-time right to compel the Company to register for public sale the shares of Common Stock issuable upon exercise of the Underwriter's Warrant. Immediately after the receipt of the written notice demanding registration, the Company shall give a notice to the other holders of Underwriter's Warrant who shall have 20 days to elect to include their shares of Common Stock in such Registration Statement. The Company shall promptly file such Registration Statement and use its best efforts to have it declared effective and keep it current and accurate for a period of 180 days thereafter (12 months on Form S-3). No holders of the Underwriter's Warrant shall be required to exercise the warrants as a condition of registration. All costs associated with the Registration Statements shall be borne by the Company, except for fees and costs of counsel to the selling shareholders.

            (iii)  Until the earlier of the expiration or exercise of the Underwriter's Warrant, the Company shall keep reserved sufficient shares of Common Stock for issuance upon exercise of the Underwriter's Warrant.

          (d)   The Company hereby agrees to afford Brous the right, but not the obligation, commencing on the effective date and terminating three years thereafter, to designate one non-voting advisor to the Board of Directors of the Company. The designee, if any, and Brous will receive notice of each meeting of the Board of Directors in accordance with Nevada law. Any such designee will receive reimbursement for all reasonable costs and expenses incurred in attending meetings of the Board of Directors, including but not limited to, food, lodging and transportation, together with such other fee or compensation as is paid by the Company to non-employee members of the Board of Directors (including stock options or similar compensation).

          (e)   The Company hereby agrees to afford Brous the right, but not the obligation, commencing on the effective date and terminating three years thereafter, to sell for the account of the Company's current and future officers and directors (collectively, the "144 Sellers") any securities sold pursuant to Rule 144 under the Act, and the Company shall require each of the 144 Sellers to execute an agreement containing the terms contained in this section 4(e). Each of the 144 Sellers agrees to give notice to Brous of his intent to offer for sale of any shares of Common Stock. Brous will have 48 hours excluding Saturdays, Sundays and holidays when the New York Stock Exchange is closed ("48 Hours") to make an offer for the entire number of shares covered by the notice. Assuming that Brous makes such an offer within 48 Hours, the 144 Seller will have 48 Hours to sell the entire number of shares through or to another broker-dealer for the net price which is better than the price offered by the Underwriter (the "Net Price"). If he does so, then Brous shall have no rights to purchase for its account or sell for the account of the 144 Seller the shares covered by the notice. The Net Price shall be adjusted during the 48 Hours by the amount of any change upwards or downwards in the last sales price. If the 144 Seller gives notice to Brous that it is unable to obtain a better Net Price, Brous may purchase all the shares contained in the notice for its own account or sell all of the shares contained in the notice for the account of the 144 Seller at the Net Price, subject to adjustment as provided in this Section 4(e), or the 144 Seller may thereafter sell such shares through another broker-dealer.

          (f)    In the event the NASD Department of Corporate Financing shall determine that any Parent or Company Common Stock or stock options issued to, or financial consulting or other agreements of the Parent or the Company, with any person or persons who are unaffiliated with the Underwriters are nevertheless considered underwriting compensation, the Company will take such action as the NASD may require to prevent such stock options or agreements from having any adverse effect on the Underwriters allowable compensation. In the event that the NASD still deems the Underwriters compensation to be unacceptable, the Underwriters shall, in their sole discretion, make such further adjustments to the form of their compensation as they deem necessary to obtain NASD clearance, so long as such compensation adjustments do not increase the amount of total compensation provided for in this Agreement.

          (g)   Each of the Company and the Parent covenant and agree that as long as any of the assets of the Company are pledged or hypothecated or otherwise serve as security for insurance bonds issued to or for the benefit of the Parent, or as long as any of the assets of the Company are hypothecated or serve as collateral for any liabilities of the Parent, then in either event, all proceeds received by the Parent from the sale of any equity securities or other securities convertible into, exercisable for, or exchangeable for equity securities of the Company or the Parent, as the case may be shall be used to first refinance any indebtedness by the Parent so as to release the assets of the Company as collateral for such liability and otherwise release the Company from any liability for the indebtedness of the Parent and second, such proceeds shall be used and the Parent shall use its best efforts to cause any bonding companies to release the assets of and the Company from any contingent liabilities thereunder;

          (h)   For a period of five years following the Effective Date, the Company shall maintain insurance policies insuring the life of Robert R. Morris in the amount of $1 million [Brad asked for $500,000], with the owner and beneficiary of such policy to be the Company. Provided, however, that if Robert R. Morris ceases to be employed by the Company, it shall replace such policies with life insurance policy on the life or lives of any successor.

        5.    Reimbursement of Underwriters' Expenses.    If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to Section 8(e) hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company agrees that it shall, in addition to paying the amounts described in Section 4(b) hereof, reimburse the Underwriters for up to an additional $50,000 of their out-of-pocket expenses incurred by them in connection with the transactions contemplated by this Agreement, including the reasonable fees and disbursements of their counsel.

        6.    Conditions of Underwriters' Obligations.    The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a)   The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, opinions of the Law Offices of Gary A. Agron, counsel for the Company, and Lionel, Sawyer & Collins, special Nevada counsel for the Company each addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters substantially in the forms attached hereto as Exhibit C and Exhibit D respectively.

          (b)   You shall have received from each of Semple & Cooper, LLP and BDO Seidman, LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Brous.

          (c)   You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Harris Cramer LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to you.

          (d)   No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you object in writing.

          (e)   The Registration Statement shall become effective not later than 5:30 P.M. New York City time on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on or prior to the second full business day after the date of this Agreement.

          (f)    Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (g)   Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, prospects, financial condition or results of operations of the Company shall occur or become known.

          (h)   The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer, President and its Chief Financial Officer to the form attached as Exhibit E hereto.

          (i)    You shall have received the signed Lock-up Agreement referred to in Section 3(s) hereof.

          (j)    The NASD, upon review of the terms of the public offering of the Shares shall not have objected to your participation in such offering.

          (k)   The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

          (l)    The Shares shall have been listed on the American Stock Exchange, subject only to notice of issuance at or prior to the time of purchase.

        7.    Effective Date of Agreement; Termination.

          (a)   This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

          (b)   The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of Brous or any group of Underwriters (which may include Brous) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (i) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, prospects, financial condition or results of operation of the Company which would, in Brous' judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (ii) there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market; (B) a suspension or material limitation in trading in the Company's securities on the American Stock Exchange; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E) in Brous' judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

          (c)   If Brous or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

          (d)   If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(b), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

        8.    Increase in Underwriters' Commitments.

          (a)   Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Exhibit A.

          (b)   Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

          (c)   If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

          (d)   The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Exhibit A.

          (e)   If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this Section 8(e), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        9.    Indemnity and Contribution.

          (a)   The Company and the Parent agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company or the Parent in Section 3 hereof or the failure by the Company or the Parent to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or the Parent or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares; provided, that with respect to any untrue statement or omission of a material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (A) the Company had previously furnished copies of the Prospectus to the Underwriters in sufficient quantities and in a timely manner so as to permit delivery of the Prospectus to such person, (B) delivery of the Prospectus was required by the Act to be made to such person, (C) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (D) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus.

          (b)   If any action, suit or proceeding (each, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to Section 9(a) hereof, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise, unless materially prejudiced by such delay and then only to the extent of the prejudice. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent which consent shall not be unreasonably withheld, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(b), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, which such consent shall not be unreasonably withheld, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (c)   Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, in a Prospectus or any amendment or supplement to either thereof or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

          (d)   If any Proceeding is brought against the Company in respect of which indemnity may be sought against any Underwriter pursuant to Section 9(c) hereof, the Company shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or otherwise, unless materially prejudiced by such delay and then only to the extent of the prejudice. The Company shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, which such consent shall not be unreasonably withheld, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (e)   If the indemnification provided for in this Section 9 is unavailable to an indemnified party under Section 9(a) or (c) or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

          (f)    The Parent and the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

          (g)   The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

        10.    Information Furnished by the Underwriters.    The statements set forth in the subheading "Stabilization and Short Positions" under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 11 hereof.

        11.    Notices and Addresses.    All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next business day delivery, as follows:

To the Company:	Ready Mix, Inc. 3430 E. Flamingo Road Las Vegas, NV 89121 Attention: Mr. Robert Morris, President Telephone: (702) 433-2090 Facsimile: (702) 433-0189

With a Copy to:	Gary A. Agron, Esq. 5445 DTC Parkway, Suite 520 Greenwood Village, CO 80111 Telephone: (303) 770-7254 Facsimile: (303) 770-7257
To the Underwriter:	HD Brous & Co., Inc. 40 Cuttermill Rd. Great Neck, NY 11021 Attention: Mr. Robert Brous Telephone: (516) 773-1804 Facsimile: (516) 773-1816
With a Copy to:	Michael D. Harris, Esq. Harris Cramer LLP 1555 Palm Beach Lakes Boulevard Suite 310 West Palm Beach, FL 33401 Telephone: (561) 478-7077 Facsimile: (561) 478-1817

or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted from the date of transmission.

        12.    Governing Law; Construction.    This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        13.    Submission to Jurisdiction.    Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of Naussau or in the United States District Court for the Eastern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against Brous or any indemnified party. Each of Brous, and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any Claim (whether based upon contract, tort or otherwise). The Company and the Underwriters agree that a final judgment in any such Claim brought in any such court shall be conclusive and binding upon the Company or the Underwriters, as the case may be, and may be enforced in any other courts to the jurisdiction of which the Company or the Underwriters, as the case may be, is or may be subject, by suit upon such judgment.

        14.    Parties at Interest.    The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        15.    Counterparts.    This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

        16.    Successors and Assigns.    This Agreement shall be binding upon the Underwriters and the Company and the Parent and their successors and assigns and any successor or assign of any substantial portion of the Company's, the Parent's and any of the Underwriter's respective businesses and/or assets.

        If the foregoing correctly sets forth the understanding among the Company, the Parent and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company, the Parent and the Underwriters, severally.

Very truly yours,
Ready Mix, Inc.
By:
Bradley E. Larson Chief Executive Officer
Meadow Valley Corporation
By:
Bradley E. Larson Chief Executive Officer
Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Exhibit A
HD BROUS & CO., INC.
As Representative of the Several Underwriters
By:
Robert Brous, Chief Executive Officer

EXHIBIT A

Underwriter	Number of Firm Shares
HD BROUS & CO., INC.

Total	1,000,000

1

Exhibit B

Meadow Valley Corporation

Common Stock

(No Par Value)

[Date]

HD Brous & Co., Inc.
40 Cuttermill Road, Suite 500
Great Neck, New York 11021

Ladies and Gentlemen:

        This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by Ready Mix, Inc. (the "Company") and you, as Representative of the several Underwriters named therein, with respect to the public offering (the "Offering") of Common Stock, no par value, of the Company (the "Common Stock").

        In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period from the date hereof until the end of 12 months after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of Brous, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). Furthermore, the undersigned agrees that if (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period from the date hereof until the end of 12 months after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Brous, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

B-1

        If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,
MEADOW VALLEY CORPORATION
By:
Bradley E. Larson, Chief Executive Officer

B-2

Exhibit C

Opinion of the Law Office of Gary A. Agron pursuant to Section 6(a)

                       , 2005

Ladies and Gentlemen:

        We have acted as counsel to Ready Mix, Inc., a Nevada corporation (the "Company"), in connection with (a) the authorization and issuance by the Company of 1,000,000 shares (the "Shares") of the Company's common stock, no par value (the "Common Stock"), and (b) in connection with the sale of the Shares to you in accordance with the Underwriting Agreement, dated as of                , 2005 (the "Agreement"), among you, and Meadow Valley Corporation and the Company. Capitalized terms used in this opinion but not defined shall have the meaning set forth in the Agreement.

        We have participated in the preparation of or reviewed (1) Registration Statement No. 333-                        , which registration statement was filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act") (references herein to the term "Registration Statement" as of any given date shall mean Registration Statement No. 333-            , as amended and supplemented to such date),; (2) the preliminary prospectus dated                        , 2005 forming part of the Registration Statement and a prospectus dated                        , 2005, each filed pursuant to Rule 424(b) under the Securities Act ("Rule 424" and references herein to the "Prospectus" as of any given date shall refer to such prospectus, as further amended and supplemented to such date); (3) the Agreement; (4) the corporate proceedings of the Company with respect to the Registration Statement and the Agreement; (5) the Company's Articles of Incorporation as amended to the date hereof (the "Charter") and the Company's Bylaws as amended to the date hereof (the "Bylaws"); (6) a cross-receipt with respect to the Shares and the proceeds thereof delivered pursuant to the Agreement; and (7) such other corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Additionally, our opinion in Paragraph 1 below is based solely on a certificate of good standing and legal existence as to the Company dated                , 2005 as certified by the Secretary of State for the State of Nevada.

        The documents described in items (1) through (7) above are sometimes referred to herein, collectively, as the "Documents".

        I.     Basis of Opinions

        In rendering the opinions set forth herein we have assumed, without any independent investigation: (i) the accuracy and completeness of all documents and records that we have reviewed; (ii) the genuineness of all signatures contained in, and the authenticity of, the documents submitted to us as originals; (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies; (iv) that all individuals executing documents individually or on behalf of any of the parties thereto are in fact the individuals they purport to be; (v) the legal capacity of all natural persons; (vi) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any of the Documents; (vii) the accuracy on the date of this opinion, as well as on the date stated on all governmental certifications, of each statement as to each factual matter contained in such governmental certifications; and (viii) the enforceability under applicable law of relevant agreements.

        Whenever any of our opinions herein, with respect to the existence or absence of facts, is indicated to be "to our knowledge" or based upon or qualified as to "our knowledge" or other words or phrases of similar meaning, it shall mean that there is nothing in the actual knowledge of the attorneys currently in our firm who have represented the Company, which would lead us to conclude that such opinion is not correct. However, except to the extent expressly set forth herein, we have undertaken no

D-1

independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence of such facts shall be drawn from our representation of the Company.

        The statements expressed in numbered paragraphs 1 through 13 below are based upon our consideration of only those laws, rules and regulations which, in our experience, are normally recognized as being applicable to underwritten public offerings of common equity securities generally.

        II.    Opinions

        Based solely on and in reliance upon the foregoing and subject to the other limitations, exceptions, assumptions and qualifications set forth herein, we are of the opinion that:

          1.     The Company has an authorized capitalization as set forth in the Registration Statement, at the effective date, and the Prospectus, as of its date and at the date it was filed with the Commission pursuant to Rule 424 (such date, the "424 Date"), and the statements made in the Prospectus under the heading "Description of capital stock", insofar as they purport to constitute summaries of the terms of the Common Stock or the documents referred to under such heading, constitute accurate summaries thereof in all material respects.

          2.     The Company meets the conditions to the use of Form S-1, and except as to the financial statements and schedules and other financial or accounting data contained or incorporated by reference therein, or statistical data derived therefrom, as to which we express no opinion, the Registration Statement, at the effective date and the Prospectus, as of its date and at the 424 Date, complied as to form in all material respects with the applicable requirements of the Securities Act and the applicable instructions, rules and regulations of the Commission thereunder.

          3.     The Registration Statement became, and is, at the date hereof, effective under the Securities Act, and to our knowledge, no proceedings for a stop order with respect thereto are pending or threatened under Section 8 of the Securities Act and any required filing of the Prospectus, or any supplement thereto pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by such Rule 424.

          4.     No approval, authorization, consent, order or filing, of or with any public board or body (other than in connection or in compliance with the provisions of the blue sky laws of any jurisdiction in the United States or the securities laws of any jurisdiction outside of the United States, as to which we express no opinion, and other than those that have been obtained) is legally required for the authorization of the issuance and sale of the Company Shares.

          5.     To our knowledge, except as reflected in or contemplated by the Registration Statement or Prospectus, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or to which any of the respective properties of the Company or any of the Subsidiaries is subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, which are required to be described in the Registration Statement, as of the effective date or as the date hereof, or in the Prospectus, as of its date, the 424 Date or as of the date hereof, and which are not so described.

          6.     The execution, delivery and performance of the Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated in the Agreement do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (i) the Charter or Bylaws, or (ii) any agreement or document filed as an exhibit to the Registration Statement to which the Company is now a party, except with respect to clause (ii) for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

D-2

          7.     The issuance and sale of the Shares by the Company pursuant to the Agreement do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) any law, regulation or rule, or, to our knowledge, any decree, judgment or order applicable to the Company.

          8.     The Company is not and, after giving effect to the offering and sale of the Company Shares, will not be an "investment company" registered or required to be registered under the Investment Company Act of 1940 or an entity "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

        III.  Confirmations, Qualifications and Other Matters

        In rendering the foregoing opinion, we have assumed that the certificates representing the Company Shares will conform to specimens examined by us.

        In passing on the form of each of the Registration Statement and Prospectus, we assume no responsibility for the correctness and completeness of the statements made or included therein by the Company, except as set forth in our opinion in Paragraph    hereof. Other than with respect to the opinion expressed Paragraph    , we have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to matters in the Registration Statement or the Prospectus. We have, however, generally reviewed, considered and discussed such information with certain officers and employees of the Company, certain of its legal counsel and its independent certified public accountants and your representatives.

        On the basis of such review, consideration and discussion, but without independent check or verification except as set forth in our opinion in Paragraph    hereof, nothing has come to our attention that would lead us to believe (except as to the financial statements and schedules and other financial or accounting data contained therein, or statistical data derived therefrom, as to which we express no belief), that any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading or (except as to the financial statements and schedules and other financial or accounting data contained therein, or statistical data derived therefrom, as to which we express no belief) that the Prospectus, as of its date or at the 424 Date included, or at the date hereof includes, an untrue statement of a material fact or that the Prospectus as of its date or at the 424 Date omitted, or at the date hereof omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        We are members of the Colorado Bar. This opinion is limited to the laws of Colorado, and the federal laws of the United States insofar as they bear on matters covered hereby. This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, firm or corporation without our prior written permission. This opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.

Very truly yours,

Law Office of Gary A. Agron

D-3

Exhibit D

Opinion of the Lionel, Sawyer & Collins pursuant to Section 6(a)

                       , 2005

Ladies and Gentlemen:

        We have acted as special counsel to Ready Mix, Inc., a Nevada corporation (the "Company"), in connection with (a) the authorization and issuance by the Company of 1,000,000 shares (the "Shares") of the Company's common stock, no par value (the "Common Stock"), and (b) in connection with the sale of the Shares to you in accordance with the Underwriting Agreement, dated as of                , 2005 (the "Agreement"), among you, and Meadow Valley Corporation and the Company. Capitalized terms used in this opinion but not defined shall have the meaning set forth in the Agreement.

        We have participated in the preparation of or reviewed (1) Registration Statement No. 333-                        , which registration statement was filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act") (references herein to the term "Registration Statement" as of any given date shall mean Registration Statement No. 333-            , as amended and supplemented to such date),; (2) the preliminary prospectus dated                        , 2005 forming part of the Registration Statement and a prospectus dated                        , 2005, each filed pursuant to Rule 424(b) under the Securities Act ("Rule 424" and references herein to the "Prospectus" as of any given date shall refer to such prospectus, as further amended and supplemented to such date); (3) the Agreement; (4) the corporate proceedings of the Company with respect to the Registration Statement and the Agreement; (5) the Company's Articles of Incorporation as amended to the date hereof (the "Charter") and the Company's Bylaws as amended to the date hereof (the "Bylaws"); (6) a cross-receipt with respect to the Shares and the proceeds thereof delivered pursuant to the Agreement; and (7) such other corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Additionally, our opinion in Paragraph 1 below is based solely on a certificate of good standing and legal existence as to the Company dated                , 2005 as certified by the Secretary of State for the State of Nevada.

        The documents described in items (1) through (7) above are sometimes referred to herein, collectively, as the "Documents".

        I.     Basis of Opinions

        In rendering the opinions set forth herein we have assumed, without any independent investigation: (i) the accuracy and completeness of all documents and records that we have reviewed; (ii) the genuineness of all signatures contained in, and the authenticity of, the documents submitted to us as originals; (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies; (iv) that all individuals executing documents individually or on behalf of any of the parties thereto are in fact the individuals they purport to be; (v) the legal capacity of all natural persons; (vi) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any of the Documents; (vii) the accuracy on the date of this opinion, as well as on the date stated on all governmental certifications, of each statement as to each factual matter contained in such governmental certifications; and (viii) the enforceability under applicable law of relevant agreements.

        Whenever any of our opinions herein, with respect to the existence or absence of facts, is indicated to be "to our knowledge" or based upon or qualified as to "our knowledge" or other words or phrases of similar meaning, it shall mean that there is nothing in the actual knowledge of the attorneys currently in our firm who have represented the Company, which would lead us to conclude that such opinion is not correct. However, except to the extent expressly set forth herein, we have undertaken no independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence of such facts shall be drawn from our representation of the Company.

        The statements expressed in numbered paragraphs 1 through 13 below are based upon our consideration of only those laws, rules and regulations which, in our experience, are normally recognized as being applicable to underwritten public offerings of common equity securities generally.

        II.    Opinions

        Based solely on and in reliance upon the foregoing and subject to the other limitations, exceptions, assumptions and qualifications set forth herein, we are of the opinion that:

          1.     The Agreement has been duly and validly authorized, executed and delivered by the Company.

          2.     The Company Shares have been duly and validly authorized and issued and are fully paid and non-assessable; and the Company Shares are free of preemptive rights under the Charter or the Nevada Revised Statutes or any such rights pursuant to any agreement or document filed as an exhibit to the Registration Statement.

          3.     The certificates for the Company Shares are in the form authorized by the board of directors of the Company, such form complies with the Nevada Revised Statutes, and holders of the Shares will not be subject to personal liability solely by reason of being such holders.

          4.     No approval, authorization, consent, order or filing, of or with any public board or body (other than in connection or in compliance with the provisions of the blue sky laws of any jurisdiction in the United States or the securities laws of any jurisdiction outside of the United States, as to which we express no opinion, and other than those that have been obtained) is legally required for the authorization of the issuance and sale of the Company Shares.

          5.     To our knowledge, except as reflected in or contemplated by the Registration Statement or Prospectus, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or to which any of the respective properties of the Company or any of the Subsidiaries is subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, which are required to be described in the Registration Statement, as of the effective date or as the date hereof, or in the Prospectus, as of its date, the 424 Date or as of the date hereof, and which are not so described.

          6.     The execution, delivery and performance of the Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated in the Agreement do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (i) the Charter or Bylaws, or (ii) any agreement or document filed as an exhibit to the Registration Statement to which the Company is now a party, except with respect to clause (ii) for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

          7.     The issuance and sale of the Shares by the Company pursuant to the Agreement do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) any law, regulation or rule, or, to our knowledge, any decree, judgment or order applicable to the Company.

        III.  Confirmations, Qualifications and Other Matters

        In rendering the foregoing opinion, we have assumed that the certificates representing the Company Shares will conform to specimens examined by us.

        In passing on the form of each of the Registration Statement and Prospectus, we assume no responsibility for the correctness and completeness of the statements made or included therein by the Company, except as set forth in our opinion in Paragraph    hereof. Other than with respect to the opinion expressed Paragraph    , we have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to matters in the Registration Statement or the Prospectus. We have, however, generally reviewed, considered and discussed such information with certain officers and employees of the Company, certain of its legal counsel and its independent certified public accountants and your representatives.

        On the basis of such review, consideration and discussion, but without independent check or verification except as set forth in our opinion in Paragraph    hereof, nothing has come to our attention that would lead us to believe (except as to the financial statements and schedules and other financial or accounting data contained therein, or statistical data derived therefrom, as to which we express no belief), that any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading or (except as to the financial statements and schedules and other financial or accounting data contained therein, or statistical data derived therefrom, as to which we express no belief) that the Prospectus, as of its date or at the 424 Date included, or at the date hereof includes, an untrue statement of a material fact or that the Prospectus as of its date or at the 424 Date omitted, or at the date hereof omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        We are members of the Nevada Bar. This opinion is limited to the laws of Nevada, and the federal laws of the United States insofar as they bear on matters covered hereby. This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, firm or corporation without our prior written permission. This opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.

Very truly yours,

Lionel, Sawyer & Collins

Exhibit E

FORM OF
OFFICERS' CERTIFICATE

        The undersigned, Robert R. Morris, being the President, and Clint L. Tryon, being the Chief Financial Officer, of Ready Mix, Inc., a Nevada corporation (the "Company"), on behalf of the Company, does hereby certify pursuant to Section 6(h) of that certain Underwriting Agreement dated                , 2005 (the "Underwriting Agreement") among the Company and HD Brous & Co., Inc., on behalf of the several Underwriters named therein, that as of                        , 2005:

            (i)  No stop order with respect to the effectiveness of the Registration Statement has been issued under the Act and no proceedings have been initiated under Section 8(d) or 8(e) of the Act for that purpose;

           (ii)  The Registration Statement and the Prospectus do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they are made) not misleading;

          (iii)  The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase;

          (iv)  The Company has performed such of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof; and

           (v)  Between the time of execution of the Underwriting Agreement and the date hereof, (A) no Material Adverse Effect, or any development involving a prospective Material Adverse Effect, shall occur or become known and (B) no transaction which is material and adverse to the Company has been entered into by the Company.

        Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

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E-1

QuickLinks

Ready Mix, Inc. 1,000,000 Shares Common Stock (No Par Value) UNDERWRITING AGREEMENT
Exhibit C Opinion of the Law Office of Gary A. Agron pursuant to Section 6(a)
Exhibit D Opinion of the Lionel, Sawyer & Collins pursuant to Section 6(a)
Exhibit E FORM OF OFFICERS' CERTIFICATE